Exhibit 99.1

P R E S S R E L E A S E
Synthesis Energy Systems Announces $83.8 Million Investment by China Energy
— Investment Strengthens the Company’s Position in China and as an Emerging Leader in Clean Coal
Gasification Technology —
Houston, Texas and Beijing, China — March 31, 2011 — Synthesis Energy Systems, Inc. (NASDAQ: SYMX) (“SES”), a global energy and gasification technology company that provides products and solutions to the energy and chemicals industries, announced today that it has signed an agreement with China Energy Industry Holding Group Co., Limited (“China Energy”), for a cash investment of approximately US$83.8 million to support the Company’s business strategy in China, including project development and investment. China Energy, a Hong Kong based limited liability corporation, has been formed by Zhongjixuan Investment Management Ltd. (“ZJX”) of Beijing for the purpose of investing in SES.
This agreement significantly strengthens the Company’s balance sheet and provides additional financial flexibility for SES to execute on its business plan in China and around the world.
ZJX, with extensive relationships throughout China, will assist SES in the development of new joint venture businesses to meet the needs of China’s growing demand for clean energy based on lower cost/lower grade coals such as lignite. Through these joint ventures, ZJX will assist in the development of new project investments, provide opportunities to acquire low cost coal resources, work to secure additional partnerships and financing, obtain government approvals, as well as support the Company’s efforts with its current partners and projects.
“This is a major step forward for SES and accelerates our business plan and objectives, especially for China, while enhancing our global, three-pronged growth strategy. This strategy is designed to provide our proprietary technology and equipment to third parties through technology and equipment sales; make investments in projects that we develop, design, build and operate; and exploit unique opportunities to gain access to coal feedstock resources through implementation of our technology. In addition to opening new doors for future coal gasification projects, we will now have the opportunity to accelerate the development of our existing and future projects in China,” commented Robert Rigdon, President and CEO of SES.
“We believe that SES’ proprietary U-GAS® technology is strategically important to China and many other regions of the world due to its proven ability to cost effectively unlock the potential in challenging, low quality coals in an environmentally friendly manner. This makes it an ideal solution to address the country’s growing demand for clean, affordable and secure energy supplies,” stated Feng Feng, Managing Chairman of ZJX. “China has a very large and growing demand for clean energy such as synthetic natural gas for residential and industrial uses, transportation fuels, and electric power as well as for fertilizers for the agricultural industry. Importantly, all of these can be derived from China’s abundant and low cost domestic coal via the technology of SES. We look forward to working together with our colleagues at SES to establish important business ventures to meet this need in China while also helping China’s energy independence and strengthening SES to grow globally.”

Under terms of the agreement, China Energy will receive approximately 37.3 million shares of newly issued stock at closing, representing an approximate 43.5% ownership stake in SES. China Energy is entitled to receive additional shares of common stock bringing their total ownership position to 60% on a fully diluted basis contingent upon ZJX using best endeavors to establish a coal gasification joint venture with funding of approximately US$3.0 billion for either synthetic natural gas, transportation fuels, power or fertilizers combined with the market value of SES’ common stock reaching US$8.00 per share or above on average for 20 consecutive trading days provided that the measurement period occurs six months after the closing. In addition, SES will increase the size of its Board from seven to eleven directors with four individuals to be appointed by China Energy. ZJX will appoint a managing director, who will report to SES’ CEO, and be responsible for leading the SES business in China.
This transaction is subject to shareholder approval as well as customary closing conditions. Full details of the transaction are available in an 8-K to be filed with the Securities and Exchange Commission.
Roth Capital Partners acted as financial advisor to SES and King & Wood PRC Attorneys and Porter Hedges LLP served as legal advisors.
Conference Call Information
SES management will hold a conference call today at 9:00 a.m. Eastern Time to discuss the transaction. To access the live Webcast, please log on to the Company’s website at http://ir.synthesisenergy.com/. Alternatively, callers from the U.S. may participate in the live conference call by dialing 1-800-860-2442. Callers from Canada should dial 1-866-605-3852. Callers from outside the U.S. and Canada should dial 1-412-858-4600. An archived version of the Webcast will be available on the SES website through May 2, 2011. A telephone replay of the conference call will be available approximately one hour after the completion of the call through May 2, 2011. U.S. callers can access the replay by dialing 1-877-344-7529 and international callers can access the replay by dialing 1-412-317-0088; the PIN access number is 449770.
About Synthesis Energy Systems, Inc.
SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations, its ability to reduce operating costs, the limited history and viability of its technology, the effect of the current international financial crisis on its business, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries and its ability to diversify, its ability to maintain production from its first plant in the ZZ joint venture, its ability to complete the expansion of the ZZ project, its ability to obtain the necessary approvals and permits for its Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, its ability to negotiate the terms of the conversion of the Yima project from methanol to glycol, the sufficiency of internal controls and procedures and our ability to grow our business as a result of the ZJX transaction. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.
Important Notice
In connection with the proposed transaction, the Company intends to file a preliminary and definitive proxy statement with the SEC and to mail the definitive proxy statement to the Company’s stockholders. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information about the transaction will be set forth in the preliminary and definitive proxy statements to be filed by the Company with the SEC.
When available, you may obtain the preliminary and definitive proxy statements for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

Contact:
Synthesis Energy Systems, Inc.
Kevin Kelly
Chief Accounting Officer
(713) 579-0600
Kevin.Kelly@synthesisenergy.com
MBS Value Partners, LLC
Matthew D. Haines
Managing Director
(212) 710-9686
Matt.Haines@mbsvalue.com
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